UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 7, 2006

AMERICAN TOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

(617) 375-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On August 7, 2006, American Tower Corporation (the “Company”) issued a press release announcing selected financial results for the second quarter ended June 30, 2006. A copy of the press release is furnished herewith as Exhibit 99.1.

Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 4.02 Non-Reliance On Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) As previously announced on May 19, 2006, the Company’s Board of Directors has appointed a special committee of independent directors to conduct a review of the Company’s historical stock option granting practices and related accounting. The special committee is being assisted by independent legal counsel and forensic auditors. On July 28, 2006, the Company announced that the special committee had reached a preliminary conclusion that the actual measurement dates for financial accounting purposes of certain stock option grants likely differ from the recorded grant dates of such awards and that, as a result, the Company may need to record additional non-cash charges for stock-based compensation expense relating to these option grants.

On August 7, 2006, the Company announced that, while the investigation by the special committee is not yet complete, the Company has determined that a restatement of its previously issued financial statements is likely. On August 5, 2006, the Company’s management, after consultation with the Company’s independent registered public accounting firm, Deloitte & Touche LLP, concluded that, as a result of the likely restatement, the financial statements and the related independent auditors’ reports contained in the Company’s prior filings with the Securities and Exchange Commission should no longer be relied upon.

As the stock option review is not yet complete, the Company has not yet determined the aggregate amount of additional non-cash charges for stock-based compensation expense, nor has it determined the amount of such expense to be recorded in any specific prior period or in any future period. The Company has also not yet determined the impact of any related tax consequences. The Company does not expect the review to result in material changes to its historical revenues or non-option related operating expenses, nor would it have a material impact on the Company’s cash flow from operations.

The Company intends to file with the Securities and Exchange Commission any financial statements required to be restated, as well as its Form 10-Q for the quarter ended June 30, 2006, as soon as practicable once conclusions are reached regarding the impact of the stock option review on the Company’s financial statements. At this time, the Company does not expect that such conclusions will be reached until after the date the Form 10-Q is required to be filed. Accordingly, the Company does not expect that it will be able to timely file its Form 10-Q for the quarter ended June 30, 2006.

Management is currently evaluating the impact of this matter on the Company’s internal control over financial reporting and disclosure controls and procedures.

The Audit Committee of the Company’s Board of Directors and executive officers of the Company have discussed with the Company’s independent registered public accounting firm the matters disclosed in this Item 4.02(a) of this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated August 7, 2006 (Furnished herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION
(Registrant)

Date: August 7, 2006	By:	/S/ BRADLEY E. SINGER
Bradley E. Singer
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated August 7, 2006 (Furnished herewith).